UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 02, 2025

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 2, 2024, the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notified Bolt Biotherapeutics, Inc. (the “Company”) that, based on the previous 30 consecutive business days, its common stock no longer met the minimum $1.00 bid price per share requirement for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). Therefore, in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until December 30, 2024, to regain compliance. As the Company did not regain compliance with the Minimum Bid Requirement by December 30, 2024, the Company applied to transfer the listing of its common stock to The Nasdaq Capital Market, as allowed under Nasdaq Listing Rule 5810(c)(3)(A), in order to qualify for an additional 180 calendar days to regain compliance.

On January 2, 2025, the Company received written notice from Nasdaq notifying the Company that its application to transfer the listing of its common stock to The Nasdaq Capital Market was approved. The approval is based upon the Company meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Minimum Bid Requirement), the Company’s written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary, its agreement to the conditions outlined in the Nasdaq listing agreement, and additional supporting information provided in its application.

The Company’s common stock will be transferred to The Nasdaq Capital Market at the opening of business on January 6, 2025, and the Company will be granted an additional 180 calendar days, or until June 30, 2025, to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time during this additional 180-day compliance period. If the Company regains compliance with the Minimum Bid Requirement, Nasdaq will provide the Company with written confirmation of compliance and will close the matter.

If the Company does not regain compliance with the Minimum Bid Requirement by June 30, 2025, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. There can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to the hearings panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date:	January 3, 2025	By:	/s/ William P. Quinn
William P. Quinn President, Chief Executive Officer and Chief Financial Officer